EXHIBIT 10.1

ASSIGNMENT OF MEMBER’S LLC INTEREST

TOWER HOTELS FUND 2013 LLC

This Assignment of Member’s LLC Interest (this “Assignment”) is made and entered into effective as of December 31, 2015 (the “Effective Date”) by and between Beechwood Properties, LLC, a Louisiana limited liability company (“Beechwood” or “Assignor”), and RedHawk Land & Hospitality, LLC, a Louisiana limited liability company (“RedHawk” or “Assignee”).

RECITALS:

WHEREAS, Beechwood is the owner of 280,000 Class A Units of fully paid, non-assessable units of LLC Interest (the “Units”) in Tower Hotels Fund 2013 LLC, a Hawaii limited liability company (the “Company”);

WHEREAS, Beechwood desires to sell all of its Units to RedHawk (the “Assigned Units”); and

WHEREAS, RedHawk desires to purchase from Beechwood the Assigned Units on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the payment of $1,000.00 and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Assignment and Resignation. Effective as of the Effective Date, Beechwood hereby unconditionally and irrevocably sells, grants, transfers, assigns, conveys and delivers, without any warranty whatsoever except as expressly provided for herein, but with full substitution and subrogation in and to all the rights and actions of warranty which it has or may have against all preceding owners and vendors to RedHawk, all of its right, title, and interest in and to the Assigned Units, free and clear of any and all liens, charges and encumbrances.

2.          Acceptance and Assumption. Effective as of the Effective Date RedHawk hereby accepts from Beechwood the Assigned Units, and agrees to assume the duties, liabilities and obligations arising under or in connection with the Assigned Units on or after the Effective Date, including but not limited to the duties, liabilities and the obligations arising under or in connection with the Tower Hotels Fund 2013 LLC Operating Agreement dated effective as of December 17, 2013, as amended (the “LLC Operating Agreement”).

3.          Representations and Warranties. Beechwood represents and warrants that: (i) it is the sole legal and beneficial owner of the Assigned Units; (ii) it owns the Assigned Units free and clear of all liens, claims, charges and encumbrances; and (iii) it has the full power and authority to transfer, assign, convey and deliver to RedHawk all of its right, title and interest in and to such Assigned Units, subject only to the approval requirements set forth in Section 8.1 of the LLC Operating Agreement.

4.          Future Cooperation on Subsequent Documents. The parties agree to execute, acknowledge where necessary, and deliver unto the other party all such other and additional instruments, notices, and other documents and to do all such other and further acts and things as may be necessary more fully to grant, convey, bargain, sell, transfer and assign the rights, interests and property transferred or intended so to be.

5.           Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

6.          Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.          Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

8.          Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Louisiana (without regard to principles of conflict of laws).

9.          Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Assignment may be executed by facsimile signature (including signatures in Adobe PDF or similar format) and delivery of an executed counterpart of a signature page of this Assignment by facsimile or electronic transmission of a PDF file shall be effective delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, this Assignment of Membership’s LLC Interest has been executed by the parties below to be effective as of the Effective Date

ASSIGNOR:
BEECHWOOD PROPERTIES, LLC

By:	/s/ G. Darcy Klug
G. Darcy Klug, Manager

ASSIGNEE:
REDHAWK LAND & HOSPITALITY, LLC

By:	/s/ Daniel J. Schreiber
Daniel J. Schreiber, Manager

CONSENT TO ASSIGNMENT

Effective as of the effective date of the foregoing Assignment and pursuant to the provisions of Section 8.1 of the LLC Operating Agreement, the undersigned Supermajority of the Members and the Manager of the Company hereby consent to the foregoing Assignment and do hereby classify Assignee as a Member pursuant to and as defined in the LLC Operating Agreement.

MANAGER:

TOWER DEVELOPMENT, INC., MANAGER

By:

MEMBERS:

MICHAEL V. PAULIN RLT

By:

SCHREIBER FAMILY TRUST

/s/ Daniel J. Schreiber
DANIEL J. SCHREIBER

BANADAR INVESTMENTS

By:

/s/ Peter Hershorn
PETER HERSHORN

/s/ Maurice W. Nicholson
MAURICE W. NICHOLSON

TYRIE LEE JENKINS TRUST

By:

AIDEN HOLDINGS

By:

LIFESTYLE RETAIL PROPERTIES LLC

By:

/s/ Yee Shum Severson
YEE SHUM SEVERSON